Exhibit 32.1

CERTIFICATION

Pursuant to 18 U.S.C. § 1350, each of the undersigned hereby certifies in his capacity as an officer of Chemical Financial Corporation (the "Company") that the Annual Report of the Company on Form 10-K for the accounting period ended December 31, 2004 fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that the information contained in such report fairly presents, in all material respects, the financial condition of the Company at the end of such period and the results of operations of the Company for such period.

Dated: March 15, 2005	/s/ David B. Ramaker
David B. Ramaker President and Chief Executive Officer

Dated: March 15, 2005	/s/ Lori A. Gwizdala
Lori A. Gwizdala Executive Vice President, Chief Financial Officer and Treasurer

A signed original of this written statement required by Section 906 has been provided to Chemical Financial Corporation and will be retained by Chemical Financial Corporation and furnished to the Securities and Exchange Commission or its staff upon request.